SLM Student Loan Trust 2005-1 Quarterly Servicing Report

Collection Period 07/01/2005 — 09/30/2005 Distribution Date 10/25/2005

Indenture Trustee: Deutsche Bank

I.  Deal Parameters

A	Student Loan Portfolio Characteristics		01/27/2005	06/30/2005	09/30/2005
	Principal Balance		$1,504,709,258.98	$1,283,204,688.61	$1,074,968,186.22
	Interest to be Capitalized Balance		13,956,010.27	15,182,878.93	15,522,469.89

	Pool Balance		$1,518,665,269.25	$1,298,387,567.54	$1,090,490,656.11
	Specified Reserve Account Balance		3,813,368.00	3,245,968.92	2,726,226.64

	Adjusted Pool(1)		$1,522,478,637.25	$1,301,633,536.46	$1,093,216,882.75

	Weighted Average Coupon (WAC)		3.24%	3.21%	5.11%
	Weighted Average Remaining Term		124.45	120.36	118.61
	Number of Loans		469,674	419,025	366,861
	Number of Borrowers		224,931	207,013	183,957

	Since Issued CPR			28.46%	36.53%

(1)	The Specified Reserve Account balance is included in the Adjusted Pool until the Pool Balance is less than 40% of the original pool.

B	Debt Securities	Cusip/lsin	07/25/2005		10/25/2005
	A1	78442GNN2	$884,200,306.58		$669,095,058.77
	A2	78442GNP7	$388,382,000.00		$388,382,000.00
	B	78442GNQ5	$46,218,000.00		$46,218,000.00

C	Account Balances		07/25/2005		10/25/2005

	Reserve Account Balance		$3,245,968.92		$2,726,226.64

D	Asset / Liability		07/25/2005		10/25/2005

	Adjusted Pool Balance		$1,301,633,536.46		$1,093,216,882.75
	Total Notes		$1,318,800,306.58		$1,103,695,058.77
	Difference		$(17,166,770.12)		$(10,478,176.02)
	Parity Ratio		.98698		.99051

II. Trust Activity 07/01/2005 through 09/30/2005

A	Student Loan Principal Receipts
	Borrower Principal	13,438,745.28
	Guarantor Principal	3,048,004.44
	Consolidation Activity Principal	195,837,314.59
	Seller Principal Reimbursement	4,467.17
	Servicer Principal Reimbursement	1,444.83
	Rejected Claim Repurchased Principal	4,000.00
	Other Principal Deposits	218,036.18

	Total Principal Receipts	$212,552,012.49

B	Student Loan Interest Receipts
	Borrower Interest	3,071,364.12
	Guarantor Interest	84,577.44
	Consolidation Activity Interest	2,121,572.82
	Special Allowance Payments	6,937,069.17
	Interest Subsidy Payments	3,064,668.24
	Seller Interest Reimbursement	0.45
	Servicer Interest Reimbursement	14,808.70
	Rejected Claim Repurchased Interest	322.21
	Other Interest Deposits	282,410.85

	Total Interest Receipts	$15,576,794.00

C	Reserves in Excess of Requirement	$519,742.28

D	Investment Income	$1,546,951.61

E	Funds Borrowed from Next Collection Period	$—

F	Funds Repaid from Prior Collection Period	$—

G	Loan Sale or Purchase Proceeds	$—

H	Initial Deposits to Collection Account	$—

I	Other Deposits	$31,185.64

J	Less: Funds Previously Remitted:
	Servicing Fees	$(1,836,257.99)
	Consolidation Loan Rebate Fees	$—

	Total Funds Previously Remitted	$(1,836,257.99)

K	AVAILABLE FUNDS	$228,390,428.03

L	Non-Cash Principal Activity During Collection Period	$(4,315,510.10)

M	Non-Reimbursable Losses During Collection Period	$—

N	Aggregate Purchased Amounts by the Depositor, Servicer or Seller	$207,948.42

O	Aggregate Loan Substitutions	$—

Trust 2005-1 Quarterly Servicing Report: Collection Period 07/01/2005 — 09/30/2005, Distribution Date 10/25/2005

III. 2005-1 Portfolio Characteristics

		09/30/2005				06/30/2005
		WAC	# Loans	Principal	% of Principal	WAC	# Loans	Principal	% of Principal

INTERIM:	IN SCHOOL	4.70%	89,615	$278,890,461.51	25.944%	2.78%	109,094	$350,086,458.51	27.282%

	GRACE	4.71%	47,527	$171,259,997.07	15.932%	2.77%	56,015	$200,937,119.93	15.659%

	DEFERMENT	4.86%	40,730	$123,097,491.50	11.451%	2.94%	47,156	$161,423,109.65	12.580%

REPAYMENT:	CURRENT	5.58%	104,871	$272,968,901.72	25.393%	3.72%	126,472	$347,032,497.88	27.044%

	31-60 DAYS DELINQUENT	5.52%	13,157	$35,816,826.07	3.332%	3.85%	8,753	$23,543,921.18	1.835%

	61-90 DAYS DELINQUENT	5.56%	6,543	$17,500,047.09	1.628%	3.91%	5,172	$13,703,788.95	1.068%

	91-120 DAYS DELINQUENT	5.58%	4,897	$13,056,511.90	1.215%	3.79%	3,808	$9,904,789.37	0.772%

	> 120 DAYS DELINQUENT	5.48%	21,403	$52,400,691.55	4.875%	3.56%	26,482	$65,290,995.43	5.088%

	FORBEARANCE	5.50%	35,385	$103,215,523.21	9.602%	3.67%	35,362	$109,240,885.60	8.513%

	CLAIMS IN PROCESS	5.51%	2,733	$6,761,734.60	0.629%	3.89%	711	$2,041,122.11	0.159%

TOTAL			366,861	$1,074,968,186.22	100.00%		419,025	$1,283,204,688.61	100.00%

*	Percentages may not total 100% due to rounding

Trust 2005-1 Quarterly Servicing Report: Collection Period 07/01/2005 — 09/30/2005, Distribution Date 10/25/2005

IV. 2005-1 Portfolio Characteristics (cont’d)

	09/30/2005	06/30/2005
Pool Balance	$1,090,490,656.11	$1,298,387,567.54
Total # Loans	366,861	419,025
Total # Borrowers	183,957	207,013
Weighted Average Coupon	5.11%	3.21%
Weighted Average Remaining Term	118.61	120.36
Non-Reimbursable Losses	$—	$—
Cumulative Non-Reimbursable Losses	$—	$—
Since Issued CPR	36.53%	28.46%
Loan Substitutions	$—	$—
Cumulative Loan Substitutions	$—	$—
Rejected Claim Repurchases	$4,322.21	$—
Cumulative Rejected Claim Repurchases	$5,870.63	$1,548.42
Cumulative Claims Filed	$21,067,985.48	$5,482,330.86
Unpaid Primary Servicing Fees	$—	$—
Unpaid Administration Fees	$—	$—
Unpaid Carryover Servicing Fees	$—	$—
Note Principal Shortfall	$10,478,176.02	$17,166,770.12
Note Interest Shortfall	$—	$—
Unpaid Interest Carryover	$—	$—
Borrower Interest Accrued	$10,610,679.84	$7,822,282.51
Interest Subsidy Payments Accrued	$4,110,987.23	$3,015,363.81
Special Allowance Payments Accrued	$2,037,000.12	$6,927,931.71

Trust 2005-1 Quarterly Servicing Report: Collection Period 07/01/2005 — 09/30/2005, Distribution Date 10/25/2005

V. 2005-1 Portfolio Statistics by School and Program

A	LOAN TYPE	WAC	# LOANS	$ AMOUNT	%*

	- GSL - Subsidized	5.12%	219,694	$576,583,896.00	53.637%
	- GSL - Unsubsidized	4.96%	134,648	442,179,146.38	41.134%
	- PLUS Loans	6.23%	12,517	56,202,776.29	5.228%
	- SLS Loans	6.65%	2	2,367.55	0.000%
	- Consolidation Loans	0.00%	0	0.00	0.000%

	Total	5.11%	366,861	$1,074,968,186.22	100.000%

B	SCHOOL TYPE	WAC	# LOANS	$ AMOUNT	%*

	- Four Year	5.07%	261,358	$835,722,524.15	77.744%
	- Two Year	5.17%	72,078	161,082,645.00	14.985%
	- Technical	5.44%	33,423	78,159,367.01	7.271%
	- Other	5.30%	2	3,650.06	0.000%

	Total	5.11%	366,861	$1,074,968,186.22	100.000%

*Percentages may not total 100% due to rounding.

Trust 2005-1 Quarterly Seivicing Report: Collection Period 07/01/2005 — 09/30/2005, Distribution Date 10/25/2005

VI. 2005-1 Waterfall for Distributions

			Remaining
		Paid	Funds Balance
Total Available Funds			$228,390,428.03
A	Primary Servicing Fee	$838,082.72	$227,552,345.31
B	Administration Fee	$20,000.00	$227,532,345.31
C	Class A Noteholders' Interest Distribution Amount	$11,972,363.73	$215,559,981.58
D	Class B Noteholders' Interest Distribution Amount	$454,733.77	$215,105,247.81
E	Class A Noteholders' Principal Distribution Amount	$215,105,247.81	$—
F	Class B Noteholders' Principal Distribution Amount	$—	$—
G	Reserve Account Reinstatement	$—	$—
H	Carryover Servicing Fee	$—	$—
I	Excess Distribution	$—	$—

Trust 2005-1 Quarterly Servicing Report: Collection Period 07/01/2005 — 09/30/2005, Distribution Date 10/25/2005

VII. 2005-1 Distributions

Distribution Amounts

	A1	A2	B
Cusip/Isin	78442GNN2	78442GNP7	78442GNQ5
Beginning Balance	$884,200,306.58	$388,382,000.00	$46,218,000.00
Index	LIBOR	LIBOR	LIBOR
Spread/Fixed Rate	0.01%	0.08%	0.20%
Record Date	1 NEW YORK BUSINESS DAY	1 NEW YORK BUSINESS DAY	1 NEW YORK BUSINESS DAY
Accrual Period Begin	07/25/2005	07/25/2005	07/25/2005
Accrual Period End	10/25/2005	10/25/2005	10/25/2005
Daycount Fraction	0.25555556	0.25555556	0.25555556
Interest Rate	3.66000%	3.73000%	3.85000%
Accrued Interest Factor	0.009353333	0.009532222	0.009838889
Current Interest Due	$8,270,220.20	$3,702,143.53	$454,733.77
Interest Shortfall from Prior Period Plus Accrued Interest	$—	$—	$—
Total Interest Due	$8,270,220.20	$3,702,143.53	$454,733.77
Interest Paid	$8,270,220.20	$3,702,143.53	$454,733.77
Interest Shortfall	$—	$—	$—
Carryover Interest Shortfall from Prior Period Plus Accrued Interest	$—	$—	$—
Current Interest Carryover Due	$—	$—	$—
Interest Carryover Paid	$—	$—	$—
Unpaid Interest Carryover	$—	$—	$—
Principal Paid	$215,105,247.81	$—	$—
Ending Principal Balance	$669,095,058.77	$388,382,000.00	$46,218,000.00
Paydown Factor	0.194489374	0.000000000	0.000000000
Ending Balance Factor	0.604968408	1.000000000	1.000000000

Trust 2005-1 Quarterly Servicing Report: Collection Period 07/01/2005 — 09/30/2005, Distribution Date 10/25/2005

VIII. 2005-1 Reconciliations

A	Principal Distribution Reconciliation
	Prior Adjusted Pool Balance	$1,301,633,536.46
	Current Adjusted Pool Balance	$1,093,216,882.75
	Current Principal Due	$208,416,653.71
	Principal Shortfall from Previous Collection Period	$17,166,770.12
	Principal Distribution Amount	$225,583,423.83

	Principal Paid	$215,105,247.81
	Principal Shortfall	$10,478,176.02

B	Reserve Account Reconciliation
	Beginning Period Balance	$3,245,968.92
	Reserve Funds Utilized	0.00
	Reserve Funds Reinstated	0.00

	Balance Available	$3,245,968.92
	Required Reserve Acct Balance	$2,726,226.64
	Release to Collection Account	$519,742.28
	Ending Reserve Account Balance	$2,726,226.64

Trust 2005-1 Quarterly Servicing Report: Collection Period 07/01/2005 — 09/30/2005, Distribution Date 10/25/2005